SUB-ITEM 77Q3

AIM CHINA FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811 - 05426
SERIES NO.: 19

72DD.   1.   Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                                        $   221
        2.   Dividends for a second class of open-end company shares (000's Omitted)
             Class B                                        $    --
             Class C                                        $    --
             Class Y                                        $    --
             Institutional Class                            $     5

73A.    Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1.   Dividends from net investment income
             Class A                                         0.0166
        2.   Dividends for a second class of open-end company shares
                (form nnn.nnnn)
             Class B                                         0.0000
             Class C                                         0.0000
             Class Y                                         0.0000
             Institutional Class                             0.0496

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                                          7,075
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                          1,204
             Class C                                          2,233
             Class Y                                             58
             Institutional Class                                 26

74V.    1    Net asset value per share (to nearest cent)
             Class A                                        $  9.82
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                        $  9.66
             Class C                                        $  9.65
             Class Y                                        $  9.82
             Institutional Class                            $  9.91
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